Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned officers and directors of Neoprobe Corporation, a Delaware corporation (the “Company”), hereby appoints David C. Bupp and Brent L. Larson as the undersigned’s attorney-in-fact, or either them individually as the undersigned’s attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign or cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, the sale of up to 26,166,667 shares of Common Stock, $.001 par value, of the Company, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of May 5, 2008.

Signature	Title

/s/ David C. Bupp	President, Chief Executive Officer
David C. Bupp	and Director (principal executive officer)

/s/ Brent L. Larson	Vice President, Finance and Chief
Brent L. Larson	Financial Officer (Principal financial officer and principal accounting officer)

/s/ Carl J. Aschinger, Jr.	Chairman of the Board of Directors
Carl J. Aschinger, Jr.

/s/ Reuven Avital	Director
Reuven Avital

/s/ Kirby I. Bland	Director
Kirby I. Bland, M.D.

/s/ Owen E. Johnson	Director
Owen E. Johnson, M.D.

/s/ Fred B. Miller	Director
Fred B. Miller

/s/ J. Frank Whitley, Jr.	Director
J. Frank Whitley, Jr.